     THE UNIVERSAL INSTITUTIONAL FUND, INC. - SMALL COMPANY GROWTH PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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
                                                           AMOUNT OF    % OF    % OF
                PURCHASE/          OFFERING    TOTAL         SHARES   OFFERING  FUNDS
   SECURITY       TRADE    SIZE OF PRICE OF  AMOUNT OF     PURCHASED PURCHASED  TOTAL              PURCHASED
   PURCHASED      DATE    OFFERING  SHARES   OFFERING       BY FUND   BY FUND  ASSETS    BROKERS      FROM
--------------- --------- -------- -------- -------------- --------- --------- ------ ------------ ---------
   Ironwood      02/02/10    --     $11.250 $16,666,667.00   1,530     0.01%    0.05% J.P. Morgan, JP Morgan
Pharmaceuticals                                                                           Morgan
     Inc.                                                                                 Stanley,
                                                                                          Credit
                                                                                       Suisse, BofA
                                                                                          Merrill
                                                                                          Lynch,
                                                                                         Wedbush,
                                                                                       PacGrow Life
                                                                                          Sciences
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